Exhibit 99.1

Contact:

Mary T. Conway

Conway Communications

781-772-1679

mary.conway@schange.com

SEACHANGE ACQUIRES XSTREAM

Adds more than 5 million active subscribers

Transaction expected to increase revenues and be accretive to SeaChange in current fiscal year

ACTON, Mass. (February 11, 2019) Video delivery platform leader SeaChange International (NASDAQ: SEAC) today announced that it has acquired privately-held Xstream A/S, a leading over-the-top video and TV cloud platform provider based in Copenhagen, Denmark and Warsaw, Poland. SeaChange paid $4.6 million in cash and 541,738 shares of SeaChange common stock, for a total transaction value as of February 6, 2019 of $5.5 million.

Ed Terino, Chief Executive Officer stated, “Xstream provides us a managed service, over-the-top video solution that already serves more than 5 million active subscribers globally and generates approximately $6 million in annual SaaS revenues. Xstream’s MediaMaker video platform will enhance the SeaChange end-to-end video framework and enable us to gain near-term revenue synergies.”

He added, “Xstream’s engineering resources are in close proximity to our engineering and development organization in Warsaw, which will enable an accelerated integration and provide for increased velocity of roadmap deliveries. We anticipate achieving several million dollars of cost synergies from the combination of our organizations within the first half of fiscal 2020. In addition to leveraging Xstream’s experienced engineering resources, we expect to realize cost synergies in sales, marketing and administrative functions, including the consolidation of multiple locations into our Warsaw offices this fiscal year.”

Terino concluded, “The acquisition of Xstream will accelerate SeaChange’s penetration in OTT and new market segments with a SaaS revenue model and fully cloud-based end-to-end video platform that operates in a hosted managed service environment.”

Major Xstream customers include Canal Digital (Telenor), Star Online (Dimsum), ALT Digital Media Entertainment (Balaji), Mayo Clinic, Altibox, and Our Star Club.

About SeaChange International

For 25 years, SeaChange (Nasdaq: SEAC) has pioneered innovative solutions to help video providers around the world manage and monetize their content. As the video industry rapidly evolves to meet the “anytime, anywhere” demands of today’s viewers, SeaChange’s comprehensive content, business, viewer experience and advertising management solutions provide a mature, network-agnostic, cloud-enabled platform of scalable core capabilities that video service providers, broadcasters, content owners and brand advertisers need to create the personalized, indivisual™ experiences that drive viewer engagement and monetization. For more information, please visit www.seachange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including regarding revenues, synergies and future operations, are neither promises nor guarantees and may constitute “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Numerous factors could cause actual future results to differ materially from current expectations expressed or implied by such forward-looking statements, including the risks and other risk factors detailed in various publicly available documents filed by the Company from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 16, 2018. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers not to rely on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

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